UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 29, 2004


                                  AMICAS, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                  000-25311             59-2248411
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  (State or Other Jurisdiction       (Commission        (I.R.S.  Employer
        of Incorporation)            File Number)       Identification No.)


20 Guest Street, Suite 200, Boston, MA                         02135
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code: 617-779-7878


         VitalWorks Inc., 239 Ethan Allen Highway, Ridgefield, CT 06877
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

      AMICAS, Inc., formerly known as VitalWorks Inc., a Delaware Corporation (the "Company") entered into the Fifth Amendment to, and Waiver and Consent Under, Amended and Restated Loan and Security Agreement (the "Amendment and Waiver") between the Company, as borrower and Wells Fargo Foothill Inc., a California Corporation, as lender ("Wells Fargo"), dated December 29, 2004 and executed on December 30, 2004. Pursuant to the Amendment and Waiver, Wells Fargo agreed, among other things, to waive certain provisions under the Amended and Restated Loan and Security Agreement, dated as of August 20, 2003 (the "Loan Agreement") in order to allow the Company to consummate the sale of its medical division (the "Asset Sale") to Cerner Corporation on January 3, 2005, to change its name to AMICAS, Inc., and to move the Company's executive offices. Upon consummation of the Asset Sale, the Company paid off the outstanding balance under the Loan Agreement with a portion of the proceeds received.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 5, 2005                 AMICAS, Inc.



                                       By:  /s/ Stephen Hicks
                                          --------------------------------------
                                          Name:  Stephen Hicks
                                          Title: Vice President and General
                                                 Counsel